Exhibit 99.1

Contacts:
Elise Caffrey	Nancy Smith
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3323
ecaffrey@irobot.com	nsmith@irobot.com
iRobot’s First-Quarter Results Exceed Revenue and Earnings Expectations
Company Increases 2010 Outlook
BEDFORD, Mass., April 28, 2010 — iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the first quarter ended April 3, 2010.
“Revenue, earnings per share and Adjusted EBITDA significantly exceeded expectations for the quarter,” said Colin Angle, chairman and chief executive officer of iRobot. “Adjusted EBITDA was nearly $14 million, or 14 percent of revenue, and we generated $11 million of operating cash flow. Cash and investments increased $31 million year-over-year to more than $85 million at quarter end.
“As a result of outstanding performance by both divisions in the first quarter and good visibility on the rest of 2010, we are increasing our full-year financial expectations.”
Revenue for the first quarter of 2010 increased 67 percent to $95 million, compared with $57 million for the same quarter one year ago. Gross margin for the first quarter increased to 35 percent of revenue, compared with 29 percent of revenue in the first quarter of 2009. Net income in the first quarter of 2010 was $6 million, compared with a net loss of $2 million in the first quarter of 2009.
Business Highlights
•	International home robot revenue in Q1 2010 more than doubled year-over-year to $37 million and comprised nearly 70 percent of total home robot revenue for the quarter.
•	Government & Industrial robot revenue increased 76 percent in the first quarter over the first quarter of 2009, and product backlog was $35 million at the end of Q1 2010.
•	Founded in 1990, iRobot commemorated its 20th anniversary in Q1 2010.
Financial Expectations
Management provides the following expectations with respect to the year ending January 1, 2011 and the second quarter ending July 3, 2010.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

Fiscal Year 2010:
Revenue	$375 — $385 million
Adjusted EBITDA	$30 — $34 million
Earnings Per Share	$0.35 — $0.40

Q2 2010:
Revenue	$90 — $95 million
Adjusted EBITDA	$6 — $8 million
Earnings Per Share	$0.06 — $0.08
First-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the first fiscal quarter 2010, business outlook, and outlook for future financial performance. Pertinent details include:

Date:	Thursday, April 29, 2010
Time:	8:30 a.m. ET
Call-In Number:	617-614-3474
Passcode:	65902508
A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-irhome. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 6 and can be accessed by dialing 617-801-6888, passcode 78238271.
About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, and its government and industrial robots protect those in harm’s way. iRobot’s consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance and growth, anticipated revenue, Adjusted EBITDA and earnings per share for fiscal year 2010 and the second quarter of 2010. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, our dependence on the U.S. federal government and government contracts, market acceptance of our products, changes in government policies or spending
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com priorities, and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.
This release includes Adjusted EBITDA, a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.
iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 • 781.430.3000 • Fax 781.430.3001 • www.irobot.com

iRobot Corporation
Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 3,	March 28,
	2010	2009
Revenue
Product revenue	$86,111	$49,691
Contract revenue	8,819	7,245

Total	94,930	56,936

Cost of Revenue
Product revenue	55,600	33,439
Contract revenue	6,613	7,291

Total	62,213	40,730

Gross Margin	32,717	16,206

Operating Expense
Research & development	4,499	3,578
Selling & marketing	9,644	8,966
General & administrative	8,476	7,130

Total	22,619	19,674

Operating income (loss)	10,098	(3,468)
Other income (expense), net	29	(299)

Pre-tax income (loss)	10,127	(3,767)
Income tax expense (benefit)	3,959	(1,980)

Net income (loss)	$6,168	$(1,787)

Net income (loss) per common share:
Basic	$0.25	$(0.07)
Diluted	$0.24	$(0.07)

Shares used in Per Common Share Calculations:
Basic	25,125	24,902
Diluted	26,067	24,902

Stock-based compensation included in above figures:
Cost of product revenue	$332	$213
Cost of contract revenue	126	163
Research & development	32	(3)
Selling & marketing	356	317
General & administrative	1,044	912

Total	$1,890	$1,602

iRobot Corporation
Condensed Consolidated Balance Sheet
(unaudited, in thousands)

	April 3,	January 2,
	2010	2010
Assets

Cash and equivalents	$62,857	$71,856
Short term investments	22,492	4,959
Accounts receivable, net	26,079	35,171
Unbilled revenues	3,291	1,831
Inventory	29,868	32,406
Deferred tax assets	8,669	8,669
Other current assets	3,350	4,119

Total current assets	156,606	159,011
Property, plant and equipment, net	20,525	20,230
Deferred tax assets	5,982	6,089
Other assets	14,131	14,254

Total assets	$197,244	$199,584

Liabilities and stockholders’ equity

Accounts payable	$29,491	$30,559
Accrued expenses	14,343	14,384
Accrued compensation	6,303	13,525
Deferred revenue and customer advances	1,976	3,908

Total current liabilities	52,113	62,376

Long term liabilities	3,906	4,014

Stockholders’ equity	141,225	133,194

Total liabilities and stockholders’ equity	$197,244	$199,584

iRobot Corporation
Consolidated Statement of Cash Flows
(unaudited, in thousands)

	For the three months ended
	April 3,	March 28,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$6,168	$(1,787)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,838	1,914
Loss on disposal of property and equipment	45	15
Stock-based compensation	1,890	1,602
Non-cash director deferred compensation	33	33

Changes in operating assets and liabilities — (use) source
Accounts receivable	9,092	12,738
Unbilled revenue	(1,460)	(1,119)
Inventory	2,538	3,818
Other assets	753	(1,162)
Accounts payable	(1,068)	(417)
Accrued expenses	(41)	(258)
Accrued compensation	(7,222)	(1,022)
Deferred revenue	(1,932)	86
Long term liabilities	(108)	(107)

Net cash provided by operating activities	10,526	14,334

Cash flows from investing activities:
Additions of property and equipment	(2,039)	(776)
Purchases of investments	(17,580)	—

Net cash used in investing activities	(19,619)	(776)

Cash flows from financing activities:
Proceeds from stock option exercises	104	327
Income tax withholding payment associated with restricted stock vesting	(159)	—
Tax benefit of excess stock based compensation deductions	149	—

Net cash provided by financing activities	94	327

Net increase (decrease) in cash and cash equivalents	(8,999)	13,885
Cash and cash equivalents, at beginning of period	71,856	40,852

Cash and cash equivalents, at end of period	$62,857	$54,737

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	April 3,	March 28,
	2010	2009
Revenue: *

Home Robots	$52,547	$32,823

Domestic	$16,087	$15,285
International	$36,460	$17,538

Retail	$46,267	$26,816
Direct	$6,280	$6,007

Government & Industrial	$42,383	$24,113

Domestic	$37,067	$21,291
International	$5,316	$2,822

Product	$33,564	$16,868
Contract	$8,819	$7,245

Product Life Cycle	$7,980	$4,389

Gross Margin Percent:
Home Robots	38.0%	30.9%
Government & Industrial	30.0%	25.1%
Total Company	34.5%	28.5%

Units shipped:
Home Robots *	287	183
Government & Industrial	266	150

Average gross selling prices for robot units:
Home Robots	$189	$182
Government & Industrial *	$96	$83

Government & Industrial Funded Product Backlog *	$35,056	$12,384

Days sales outstanding	28	42

Days in inventory	49	86

Headcount	566	481

*	in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended
	April 3,	March 28,
	2010	2009
Net income (loss)	$6,168	$(1,787)

Interest income, net	(170)	(21)
Income tax expense (benefit)	3,959	(1,980)
Depreciation	1,699	1,793
Amortization	139	123

EBITDA	11,795	(1,872)

Stock-based compensation expense	1,890	1,602
Merger and acquisition expense	10	—

Adjusted EBITDA	$13,695	$(270)

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.